Exhibit (a)(1)(K)

AMENDED AND RESTATED
OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING SHARES OF COMMON STOCK

(INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

OF

CYPRESS BIOSCIENCE, INC.
AT
$6.50 NET PER SHARE
BY

RAMIUS V&O ACQUISITION LLC,
A JOINTLY OWNED SUBSIDIARY OF

RAMIUS VALUE AND OPPORTUNITY ADVISORS LLC,  ROYALTY PHARMA US PARTNERS, LP, ROYALTY PHARMA US PARTNERS 2008, LP AND RP INVESTMENT CORP.

AND

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD
RAMIUS NAVIGATION MASTER FUND LTD
RAMIUS OPTIMUM INVESTMENTS LLC
COWEN OVERSEAS INVESTMENT LP
RAMIUS ENTERPRISE MASTER FUND LTD
RAMIUS ADVISORS, LLC
COWEN GROUP, INC.
RCG HOLDINGS LLC
RAMIUS LLC
C4S & CO., L.L.C.
ROYALTY PHARMA CAYMAN PARTNERS, LP
ROYALTY PHARMA CAYMAN PARTNERS 2008, L.P.
PHARMACEUTICAL INVESTORS, LP
PHARMA MANAGEMENT, LLC
RP MANAGEMENT, LLC

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON JANUARY 5, 2011, UNLESS THE OFFER IS EXTENDED.

December 20, 2010

To Our Clients:

Enclosed for your consideration is an Amended and Restated Offer to Purchase dated December 20, 2010 (the “Amended and Restated Offer to Purchase”) and the related Amended and Restated Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”) relating to the Offer by Ramius V&O Acquisition LLC, a Delaware limited liability company (“Purchaser”) and jointly owned subsidiary of Ramius Value and Opportunity Advisors LLC, a Delaware limited liability company (“Ramius”), Royalty Pharma US Partners, LP, a Delaware limited partnership (“RP US”), Royalty Pharma US Partners 2008, LP, a Delaware limited partnership (“RP US 2008”), and RP Investment Corp., a Delaware corporation (“RP US Corp”), to purchase (1) all issued and outstanding shares of Common Stock, par value $0.001 per share (the “Shares”), of Cypress Bioscience, Inc., a Delaware corporation (“Cypress”), and (2) the associated rights to purchase shares of Series A Junior Participation Preferred Stock, par value $0.001 per share, of Cypress (the ‘Rights’) issued pursuant to the Rights Agreement dated as of September 27, 2010 (as amended from time to time, the ‘Rights Agreement’), by and between Cypress and American Stock Transfer & Trust Company, LLC, as Rights Agent, at a price of $6.50 per Share, net to the seller in cash, without interest and subject to any required withholding of taxes (the “Offer Price”), upon the terms and subject to the conditions set forth in the Amended and Restated Offer to Purchase and the related Amended and Restated Letter of Transmittal.  Unless the context otherwise requires, all references herein to “Shares” shall be deemed to include the associated Rights, and all references herein to the “Rights” shall be deemed  to include the benefits that may inure to holders of Rights pursuant to the Rights Agreement.

Also enclosed is Cypress’ Solicitation/Recommendation Statement on Schedule 14D-9, as amended, dated December 20, 2010.

Holders of Shares will be required to tender one associated Right for each Share tendered in order to effect a valid tender of such Share. Accordingly, stockholders who sell their Rights separately from their Shares and do not otherwise acquire Rights may not be able to satisfy the requirements of the Offer for the tender of Shares. If the Distribution Date (as defined in Section 12 — “Purpose of the Offer and the Proposed Merger; Statutory Requirements; Approval of the Mergers; Appraisal Rights; ‘Going-Private’ Transactions” of the Offer to Purchase) has not occurred prior to the Expiration Date, a tender of Shares will also constitute a tender of the associated Rights. If the Distribution Date has occurred and Rights Certificates (as defined in “Introduction” of the Offer to Purchase) have been distributed to holders of Shares prior to the time a holder’s Shares are purchased pursuant to the Offer, in order for Rights (and the corresponding Shares) to be validly tendered, Rights Certificates representing a number of Rights equal to the number of Shares tendered must be delivered to the Depositary (as defined in “Introduction” of the Offer to Purchase) or, if available, a Book-Entry Confirmation (as defined in Section 2 — “Acceptance for Payment and Payment” of the Offer to Purchase) must be received by the Depositary with respect thereto. If the Distribution Date has occurred and Rights Certificates have not been distributed prior to the time Shares are purchased pursuant to the Offer, Rights may be tendered prior to a stockholder receiving Rights Certificates by use of the guaranteed delivery procedure discussed in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase. In any case, a tender of Shares constitutes an agreement by the tendering stockholder to deliver Rights Certificates to the Depositary representing a number of Rights equal to the number of Shares tendered pursuant to the Offer within a period ending on the later of (1) three Nasdaq Global Stock Market trading days after the date of execution of the Notice of Guaranteed Delivery and (2) three business days after the date Rights Certificates are distributed.  Purchaser reserves the right to require that the Depositary receive Rights Certificates, or a Book-Entry Confirmation, if available, with respect to such Rights prior to accepting the associated Shares for payment pursuant to the Offer if the Distribution Date has occurred prior to the Expiration Date.

If a stockholder desires to tender Shares pursuant to the Offer and such stockholder’s Share Certificates (as defined in Section 1 — “Terms of the Offer; Expiration Date” of the Amended and Restated Offer to Purchase) are not immediately available (including, without limitation, if the Distribution Date has occurred, but Rights Certificates have not yet been distributed) or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach the Depositary (as defined in “Summary Term Sheet” of the Amended and Restated Offer to Purchase) prior to the Expiration Date, such Shares may nevertheless be tendered according to the guaranteed delivery procedures set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Amended and Restated Offer to Purchase.  See Instruction 2 of the Amended and Restated Letter of Transmittal.  Delivery of documents to the Book-Entry Transfer Facility (as defined in Section 2 — “Acceptance for Payment and Payment” of the Amended and Restated Offer to Purchase) in accordance with the Book-Entry Transfer Facility’s procedures does not constitute delivery to the Depositary.

WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT.  A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS.  THE AMENDED AND RESTATED OFFER TO PURCHASE AMENDS AND RESTATES THE ORIGINAL OFFER TO PURCHASE, DATED SEPTEMBER 15, 2010.  THE AMENDED AND RESTATED LETTER OF TRANSMITTAL CIRCULATED WITH THE AMENDED AND RESTATED OFFER TO PURCHASE AMENDS AND RESTATES THE LETTER OF TRANSMITTAL CIRCULATED WITH THE ORIGINAL OFFER TO PURCHASE.  THE ENCLOSED AMENDED AND RESTATED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

We request instructions as to whether you wish to tender any of or all the Shares held by us for your account pursuant to the terms and conditions set forth in the Offer.

Your attention is directed to the following:

1.	The Offer Price is $6.50 per Share, including the associated Rights, net to the seller in cash, without interest and subject to any required withholding of taxes.

2.	The Offer is being made for all issued and outstanding Shares.

3.
The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of December 14, 2010 (the “Merger Agreement”), among Cypress, Ramius, RP US, RP US 2008, RP US Corp and Purchaser, pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain limited conditions, Purchaser will be merged with and into Cypress, with Cypress surviving the merger as a wholly-owned subsidiary of Ramius, RP US, RP US 2008 and RP US Corp (the “Merger”), and, subject to certain limitations set forth in the Merger Agreement, each Share that is not tendered and accepted pursuant to the Offer will thereupon be canceled and converted into the right to receive cash in an amount equal to the Offer Price.

4.
The Board of Directors of Cypress has unanimously (1) approved and declared advisable the Merger Agreement, the Offer, the Merger and the other transactions contemplated by the Merger Agreement, (2) determined that the terms of the Offer, the Merger, the Merger Agreement and the other transactions contemplated by the Merger Agreement are fair to and in the best interests of Cypress’ stockholders and (3) resolved to recommend that Cypress’ stockholders accept the Offer and tender their Shares pursuant to the Offer and (if required by applicable Delaware law) approve the Merger Agreement.

5.
The Offer and Withdrawal Rights will expire at 12:00 midnight, New York City time, on January 5, 2011, (the “Expiration Date”), unless and until Purchaser shall have extended the period of time in which the Offer is open, in which event the term “Expiration Date” shall mean the latest time and date at which the Offer, so as extended by Purchaser, will expire.

6.
The Offer is conditioned upon, among other things, (1) there being validly tendered in the Offer and not properly withdrawn prior to the Expiration Date that number of Shares that, together with the Shares then owned by Purchaser, its affiliates and its subsidiaries, would represent a majority of the total number of then-outstanding Shares calculated on a fully diluted basis, (2) there is no law or judgment, injunction, order or decree of any Governmental Authority (as defined in Section 6 - “The Merger Agreement” of the Amended and Restated Offer to Purchase) with competent jurisdiction restraining, prohibiting or otherwise making illegal the consummation of the Offer or the Merger, (3) the representations and warranties of Cypress contained in the Merger Agreement are true and correct, (4) Cypress shall not have failed to perform in material respects all of its obligations under the Merger Agreement, (5) the Merger Agreement shall not have been terminated in accordance with its terms and (6) since the date of the Merger Agreement there shall not have occurred a Company Material Adverse Effect (as defined in Section 6 - “The Merger Agreement” of the Amended and Restated Offer to Purchase).

7.
Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Depositary or the Information Agent, or, except as set forth in Instruction 6 of the Amended and Restated Letter of Transmittal, stock transfer taxes on the purchase of Shares by Purchaser pursuant to the Offer.  However, U.S. Federal income tax backup withholding at a rate of 28% may be required, unless an exemption is provided or unless the required taxpayer identification information is provided.  See Instruction 9 of the Amended and Restated Letter of Transmittal.

If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof.  An envelope to return your instructions to us is enclosed.  If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the final page hereof.  YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

SHARES PREVIOUSLY TENDERED PURSUANT TO THE ORIGINAL OFFER TO PURCHASE, DATED SEPTEMBER 15, 2010, AND THE LETTER OF TRANSMITTAL RELATED THERETO AND NOT WITHDRAWN CONSTITUTE VALID TENDERS FOR PURPOSES OF THE OFFER AS AMENDED.  STOCKHOLDERS WHO HAVE VALIDLY TENDERED AND NOT WITHDRAWN THEIR SHARES ARE NOT REQUIRED TO TAKE ANY FURTHER ACTION WITH RESPECT TO SUCH SHARES IN ORDER TO RECEIVE THE OFFER PRICE OF $6.50 PER SHARE, NET TO THE SELLER IN CASH, WITHOUT INTEREST AND SUBJECT TO ANY REQUIRED WITHHOLDING OF TAXES, IF SHARES ARE ACCEPTED AND PAID FOR BY PURCHASER PURSUANT TO THE OFFER, EXCEPT AS MAY BE REQUIRED BY THE GUARANTEED DELIVERY PROCEDURE IF SUCH PROCEDURE WAS UTILIZED.  STOCKHOLDERS WHO HAVE NOT ALREADY TENDERED THEIR SHARES SHOULD DISREGARD THE MATERIALS PREVIOUSLY DELIVERED AND USE THE MATERIALS ACCOMPANYING THE AMENDED AND RESTATED OFFER TO PURCHASE.

In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by the Depositary of (1) the Share Certificates, the Rights Certificates or a timely Book-Entry Confirmation of the book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility, pursuant to the procedures set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Amended and Restated Offer to Purchase, (2) the Amended and Restated Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent’s Message (as defined in Section 2 — “Acceptance for Payment and Payment” of the Amended and Restated Offer to Purchase) in connection with a book-entry transfer effected pursuant to the procedure set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Amended and Restated Offer to Purchase, and (3) any other documents required by the Amended and Restated Letter of Transmittal.  Accordingly, tendering stockholders may be paid at different times depending upon when Share Certificates, the Rights Certificates or Book-Entry Confirmations with respect to Shares or Rights are actually received by the Depositary.  UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE TO BE PAID BY PURCHASER FOR ANY SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN PAYING SUCH PURCHASE PRICE.

Purchaser is not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute.  If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares pursuant thereto, Purchaser will make a good faith effort to comply with such state statute.  If, after such good faith effort Purchaser cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares in such state.  In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer is being made on behalf of Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

INSTRUCTIONS WITH RESPECT TO
AMENDED AND RESTATED
OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING SHARES OF COMMON STOCK

(INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)

OF

CYPRESS BIOSCIENCE, INC.
AT
$6.50 NET PER SHARE
BY

RAMIUS V&O ACQUISITION LLC,
A JOINTLY OWNED SUBSIDIARY OF

RAMIUS VALUE AND OPPORTUNITY ADVISORS LLC,  ROYALTY PHARMA US PARTNERS, LP, ROYALTY PHARMA US PARTNERS 2008, LP, AND RP INVESTMENT CORP.

AND

RAMIUS VALUE AND OPPORTUNITY MASTER FUND LTD
RAMIUS NAVIGATION MASTER FUND LTD
RAMIUS OPTIMUM INVESTMENTS LLC
COWEN OVERSEAS INVESTMENT LP
RAMIUS ENTERPRISE MASTER FUND LTD
RAMIUS ADVISORS, LLC
COWEN GROUP, INC.
RCG HOLDINGS LLC
RAMIUS LLC
C4S & CO., L.L.C.
ROYALTY PHARMA CAYMAN PARTNERS, LP
ROYALTY PHARMA CAYMAN PARTNERS 2008, L.P.
PHARMACEUTICAL INVESTORS, LP
PHARMA MANAGEMENT, LLC
RP MANAGEMENT, LLC

THE UNDERSIGNED ACKNOWLEDGE(S) RECEIPT OF YOUR LETTER, THE AMENDED AND RESTATED OFFER TO PURCHASE OF RAMIUS V&O ACQUISITION LLC, A DELAWARE LIMITED LIABILITY COMPANY (“PURCHASER”), DATED DECEMBER 20, 2010 (THE “AMENDED AND RESTATED OFFER TO PURCHASE”) AND THE RELATED AMENDED AND RESTATED LETTER OF TRANSMITTAL RELATING THE OFFER BY PURCHASER TO PURCHASE (1) ALL ISSUED AND OUTSTANDING SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE (THE “SHARES”), OF CYPRESS BIOSCIENCE, INC., A DELAWARE CORPORATION (“CYPRESS”), AND (2), THE ASSOCIATED RIGHTS TO PURCHASE SHARES OF SERIES A JUNIOR PARTICIPATION PREFERRED STOCK, PAR VALUE $0.001 PER SHARE, OF CYPRESS (THE “RIGHTS”) ISSUED PURSUANT TO THE RIGHTS AGREEMENT DATED AS OF SEPTEMBER 27, 2010 (AS AMENDED FROM TIME TO TIME, THE “RIGHTS AGREEMENT”), BY AND BETWEEN CYPRESS AND AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, AS RIGHTS AGENT.

THIS WILL INSTRUCT YOU TO TENDER THE NUMBER OF SHARES INDICATED BELOW HELD BY YOU FOR THE ACCOUNT OF THE UNDERSIGNED, ON THE TERMS AND SUBJECT TO THE CONDITIONS SET FORTH IN THE AMENDED AND RESTATED OFFER TO PURCHASE AND RELATED AMENDED AND RESTATED LETTER OF TRANSMITTAL.

Signature

Date

Name of Holders:	Address:

Number of Shares*:
Taxpayer Identification or Social Security No.

Number of Rights*:
Area Code(s) and Telephone Number(s)

*   Unless otherwise indicated, it will be assumed that all Shares and Rights held for the undersigned’s account are to be tendered.